JPMorgan Small Cap Growth
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/07/02	Hilb Rogal & Hamilton Co.

Shares            Price         Amount
300     	  $38.10	$11,430

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$2.10        N/A	  0.00%	             0.00%

Broker
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Underwriters of Hilb Rogal & Hamilton Co.


Underwriters*                   Number of Shares*
Total                             1,804,000

*Principal amounts of underwriters not
 available at time of filing.


JPMorgan Small Cap Growth
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/07/02	Chicago Mercantile Holdings, Inc.

Shares            Price         Amount
200     	  $35.00	$7,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$2.45        N/A	  0.00%	             0.28%

Brokers
Morgan Stanley Dean witter & Co.
UBS Warburg

Underwriters of Chicago Mercantile Holdings, Inc.

Underwriters*                   Number of Shares*
Total                              4,751,070

*Principal amounts of underwriters not
 available at time of filing.

JPMorgan Small Cap Growth
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/07/02	UTI Worldwide, Inc.

Shares            Price         Amount
700     	  $23.00	$16,100

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$1.15        N/A	  0.00%	             0.00%

Broker
Bear Stearns & Co., Inc.

Underwriters of UTI Worldwide, Inc.

Underwriters                     Number of Shares
Bear, Stearns & co., Inc.        2,500,000
J.P. Morgan Securities, Inc.     1,250,000
BB&T Capital Markets		   650,000
Lazard Frere & Co. LLC		   650,000
Total                            5,000,000